Exhibit 99.39

Three-Five Systems, Inc. Announces Final Liquidating Payment and Dissolution

PHOENIX, Ariz., December 29, 2009 — Three-Five Systems, Inc. (Other OTC: TFSIQ.PK) (the “Company”) announced today that it will be making a final liquidating distribution to certain of its stockholders and will subsequently file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its securities and complete the process to dissolve in accordance with its charter and applicable provisions of Delaware law.

The Company has completed all distributions required to be made to its creditors under the terms of the Amended Joint Plan of Reorganization the Company filed on March 15, 2006 in the United States Bankruptcy Court (the “Plan”).  The Plan was confirmed by the Bankruptcy Court on August 30, 2006.  The Plan requires the Company to dispose of its assets in an orderly fashion and distribute the proceeds to its creditors in the amounts and priorities set forth in the Plan.  After all required distributions have been made to the Company’s creditors, the Plan calls for a final distribution to be made to holders of equity interests in the Company and of certain claims relating to equity interests in full and final satisfaction and redemption of such interests and claims.

Accordingly, the Company will make a final liquidating distribution on February 9, 2010 to holders of its common stock.  Pursuant to the Plan, distributions will only be made to those who hold a sufficient number of shares of common stock to qualify for a distribution of at least $10.00.  The Company’s Board of Directors has fixed a record date for the distribution of January 29, 2010.  There are 21,767,653 shares issued and outstanding, and $2,416,280.91 of proceeds available to be distributed, or $0.111 per share.  Accordingly, to qualify for a distribution, a stockholder must hold at least 91 shares of record as of the close of business on the record date.  Any distributions not made on account of the failure of a stockholder to hold the sufficient number of shares on the record date will be reallocated to those stockholders who qualified for a distribution on the record date, based upon the number of shares held by each such stockholder.

The Company’s paying agent, Mellon Investor Services LLC, will mail the distributions by check to the address of each qualifying stockholder on file with the Company’s transfer agent on the record date.  Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company.  The last day of trading of the Company’s common stock on the Pink OTC Markets Inc. quotation service is expected to be January 29, 2010.  The Company’s stock transfer books will be closed as of the close of business on January 29, 2010.

Following the liquidating distribution, the Company will file a Certificate of Termination of Registration on Form 15 with the SEC for the purpose of deregistering its securities under the Securities and Exchange Act of 1934, as amended.  As a result, the Company will no longer be a public reporting company.  The Company will then complete the process to dissolve in accordance with its charter and applicable Delaware law.

About Three-Five Systems, Inc.

The Company previously conducted the business of providing specialized electronics manufacturing services to original equipment manufacturers (OEMs).  The Company has ceased conducting business operations.  Its only activities consist of liquidating its assets and preparing for dissolution pursuant to the Plan.  “Three-Five Systems” and “TFS-DI” are trademarks of the Company.  All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby.  Such forward-looking statements include the expectation that the Company will make the liquidating distribution in the amounts described herein, file Form 15 with the SEC and dissolve, each within the time periods indicated.  The Company cautions that all forward-looking statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein.  Such factors include: (a) unanticipated expenses or claims relating to the liquidation of the Company’s assets or the liquidating distribution; (b) delays by parties other than the Company, including the Company’s transfer agent, paying agent, the Pink OTC Markets Inc. quotation service or the SEC; and (c) other unanticipated risks and uncertainties affecting the actions described herein.

Inquiries concerning this press release can be made by contacting the Company’s counsel at 602-264-9224.